Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2011 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended November 30, 2010 of Cryo-Cell International, Inc. and subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
Orlando, Florida
December 27, 2011